UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2015

VOLT INFORMATION SCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-9232	13- 5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2015, Volt Information Sciences, Inc. (the “Company”) announced the planned departure of Senior Vice President and Chief Financial Officer James Whitney Mayhew. Mr. Mayhew will leave the Company after a 60-day transition period ending March 20, 2015. The Company will initiate a formal search for his successor.

In connection with this announcement, Mr. Mayhew has entered into a Separation Agreement and General Release (the “Separation Agreement”) with the Company. The complete text of the Separation Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

10. 1	Separation Agreement, dated January 16, 2015, between Volt Information Sciences, Inc. and James Whitney Mayhew

99.1	Press release of Volt Information Sciences, Inc. dated January 16, 2015 announcing the planned departure of Senior Vice President and Chief Financial Officer James Whitney Mayhew.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: January 22, 2015	By:	/s/ James Whitney Mayhew
James Whitney Mayhew, Senior Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10. 1	Separation Agreement, dated January 16, 2015, between Volt Information Sciences, Inc. and James Whitney Mayhew

99.1	Press release of Volt Information Sciences, Inc. dated January 16, 2015 announcing the planned departure of Senior Vice President and Chief Financial Officer James Whitney Mayhew.